Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts —

Strategic 10/A+ Portfolio, 2004 Series C:

We consent to the use of our report dated August 25, 2004, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

August 25, 2004